                                                                     EXHIBIT 11

                  TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                                  (UNAUDITED)

                                THREE MONTHS ENDED JUNE    SIX MONTHS ENDED
                                          30,                  JUNE 30,
                                ----------------------- -----------------------
                                   1997        1996        1997        1996
                                ----------- ----------- ----------- -----------
                                        (MILLIONS EXCEPT SHARE AMOUNTS)
COMPUTATION FOR STATEMENTS OF
 INCOME
  Earnings Per Share (average
   shares outstanding):
    Income from continuing
     operations................ $       104 $       118 $       180 $       178
    Income from discontinued
     operations, net of income
     tax.......................          --          43          --         478
                                ----------- ----------- ----------- -----------
    Net income.................         104         161         180         656
    Preferred stock dividends..          --           2          --           5
                                ----------- ----------- ----------- -----------
    Net income to common stock. $       104 $       159 $       180 $       651
                                =========== =========== =========== ===========
    Average shares of common
     stock outstanding(a)...... 169,907,499 170,264,386 170,673,360 170,351,740
                                =========== =========== =========== ===========
    Earnings per average share
     of common stock:
      Continuing operations.... $       .61 $       .70 $      1.05 $      1.04
      Discontinued operations..          --         .23          --        2.78
                                ----------- ----------- ----------- -----------
                                $       .61 $       .93 $      1.05 $      3.82
                                =========== =========== =========== ===========
ADDITIONAL COMPUTATIONS(B)
  Net income to common stock,
   per above................... $       104 $       159 $       180 $       651
                                =========== =========== =========== ===========
  Primary Earnings Per Share
   (including common stock
   equivalents):
    Average shares of common
     stock outstanding(a)...... 169,907,499 170,264,386 170,673,360 170,351,740
    Incremental common shares
     applicable to common stock
     options based on the
     common stock daily average
     market price during the
     period....................     306,630     642,997     234,122     589,005
    Incremental common shares
     applicable to performance
     units based upon the
     attainment of specified
     goals.....................      83,686      88,125      83,686      88,125
                                ----------- ----------- ----------- -----------
    Average common shares, as
     adjusted.................. 170,297,815 170,995,508 170,991,168 171,028,870
                                =========== =========== =========== ===========
    Earnings per average share
     of common stock (including
     common stock equivalents):
      Continuing operations.... $       .61 $       .70 $      1.05 $      1.04
      Discontinued operations..          --         .23          --        2.77
                                ----------- ----------- ----------- -----------
                                $       .61 $       .93 $      1.05 $      3.81
                                =========== =========== =========== ===========
  Fully Diluted Earnings Per
   Share:
    Average shares of common
     stock outstanding(a)...... 169,907,499 170,264,386 170,673,360 170,351,740
    Incremental common shares
     applicable to common stock
     options based on the more
     dilutive of the common
     stock ending or average
     market price during the
     period....................     550,256     642,997     550,256     708,884
    Incremental common shares
     applicable to performance
     units based upon the
     attainment of specified
     goals.....................      83,686      88,125      83,686      88,125
                                ----------- ----------- ----------- -----------
    Average common shares
     assuming full dilution.... 170,541,441 170,995,508 171,307,302 171,148,749
                                =========== =========== =========== ===========
    Fully diluted earnings per
     average share, assuming
     conversion of all
     applicable securities:
      Continuing operations.... $       .61 $       .70 $      1.05 $      1.04
      Discontinued operations..          --         .23          --        2.76
                                ----------- ----------- ----------- -----------
                                $       .61 $       .93 $      1.05 $      3.80
                                =========== =========== =========== ===========
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NOTES:
(a) In 1992, 12,000,000 shares of common stock were issued to the Tenneco Inc.
    Stock Employee Compensation Trust ("SECT"). Shares of common stock issued to a related trust are not considered to be outstanding in the computation of average shares of common stock until the shares are utilized to fund the obligations for which the trust was established. For the three months and six months ended June 30, 1996, the SECT utilized 2,517,180 and
    3,234,436 shares, respectively. At December 31, 1996, all shares had been utilized.
(b) These calculations are submitted in accordance with Securities and
    Exchange Commission requirements although not required by Accounting
    Principles Board Opinion No. 15 because they result in dilution of less than 3%.